Exhibit 10.7

Lease Agreement

Lessor (Party A): Hangzhou Focused Photonics Technology Park Limited

Business License No:

Legal Representative: Chen, Yingping

Appointed Representative: Song, Yuehua

Tel:

Post Code: 310052

Business Address: No.459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang

Leasee (Party B): Hangzhou Forasen Technology Co., Ltd.

Business License No:

Legal Representative: Wang, Zhengyu

Tel:

Post Code: 310052

Business Address: Rm1101, Block 1, No.400 Jianger Rd, Changhe Street, Binjiang District, Hangzhou City, Zhejiang

This Contract is entered into by and between Party A and Party B through friendly consultation and in accordance with the Contract Law of the People’s Republic of China and the Law of the People’s Republic of China on the Administration of Urban Real Estate.

Article 1 Party A leases the real estate located at Rm901, Building A, API Center, No.459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang with a total construction area of 375.25 square meters to Party B.

Article 2 Party A shall deliver the real estate to Party B before March 20, 2018 and go through the related transfer formalities.

Article 3 The real estate shall be leased for office use only.

Article 5 The term of Party B’s leasing of the leased real estate shall be from May 10, 2018 to May 9, 2020.

Article 6 The rent for the leased real estate is RMB[ ] per square meter per day through May 10, 2018 to May 9, 2019 and total annual rent is RMB[ ]; the rent for the leased real estate is RMB[ ] per square meter per day through May 10, 2019 to May 9, 2020 and total annual rent is RMB[ ].

Article 7 Party B shall pay the rent for the first quarter within 10 days upon signing the agreement with an amount of RMB[ ].

Article 8 Party B shall pay the rent to Party A before the 10th day of the first month of each quarter.

Article 9 While delivering the leased real estate, Party A shall be entitled to demand from Party B a deposit of RMB[ ] within three days upon signing the agreement. If party B fails to pay the deposit, party A has the right to terminate the agreement and demand a liquidated damage equal to 30% of annual rent.

The conditions under which Party A shall refund the deposit within seven days to Party B are as follows:

1. on the expiration or early termination of the contract agreed by both parties,

2. Settling rent, electricity and water fees and management fee on the date of expiration of this Contract,

3. The leased real estate and its attached facilities are in good condition.

In case of any of the following circumstances, Party A shall not refund the deposit:

1. Party B refuses to compensate any damages or failures occurred to the leased real estate or its attached facilities.

2. Party B delays the payments of the rent, public utility expenses or any other relevant expenses over 30 days.

3. Party B delays the payments of utility expenses during the lease term including water, electricity or any other relevant expenses over 30 days.

4. Party B terminates the contract arbitrarily.

5. Party B has terminated the contract by party A due to its violation of the contract.

Article 10 Upon termination or expiration of this Contract, Party B shall move out of and return the leased real estate within 10 day and ensure that the leased real estate and its attached facilities are in good condition (except normal wear). Meanwhile, Party B shall settle various expenses which it shall be liable for and handle relevant delivery formalities.

Article 11 During the lease term, Party B shall pay for the property management fee at RMB[ ] per square meter per month and utilities and energy consumption fees incurred from the real estate.

Article 12 Party A shall guarantee that the delivered real estate and its attached facilities can realize the purpose of lease and its security satisfy the requirements stipulated in relevant laws, regulations and rules.

Party B shall make proper use of the leased real estate and its attached facilities, and shall not use the leased real estate for purposes in violation of the law. Party A shall not disturb or interfere with Party B’s proper use of the leased real estate.

Party B shall neither wholly nor partially sublet the leased real estate to a third party during the lease term without the written consent of Party A.

Party B shall not rebuild, expand or decorate the leased real estate without the written consent of Party A.

Article 13 Breach of Contract

a. If Party A delivers the leased real estate on a date later than the date stipulated in the Contract, party A shall pay the amount equal to three over ten thousand present of first year’s rent each day as penalty. If party A delayed to deliver the real estate over 30 days, this Contract may be terminated or altered and Party A shall refund rent and relevant expenses that are already paid before and pays additional double amount of the deposit as penalty.

b. During the term of this Contract, if party A terminates the contract arbitrarily, this Contract may be terminated or altered and Party A shall refund rent and deposit that are already paid before and pays additional double amount of the deposit as penalty.

C. If Party B delays the payments of the rent or relevant expenses, party B shall pay the amount of three over ten thousand present of first year’s rent each day as penalty. If party B delayed to pay the rent or relevant expenses over 30 days, party A has the authority to terminate or altered the contract and forfeit deposit. Party B shall also compensate for relevant loss according to the contract.

D. If Party B refused to move out from the real estate or complete the relative procedures over 15 days after the contract has been terminated or expired, party A has the authority to forfeit deposit. Party B shall pay the penalty which is equal to five times of daily rent per day.

E. During the term of this Contract, if party B terminates the contract arbitrarily, party A has the authority to forfeit the deposit. Party B shall pay thirty present of the annual rent as penalty.

F. During the term of this Contract, in any of the following circumstances, this Contract may be terminated or altered and Party B shall pay thirty present of the annual rent as penalty and compensate for relevant loss including direct or indirect loss and expected benefit loss. It shall also be responsible for compensate the evidence collection fee and agency commission:

1)	Party B delays the payments of the rent or relevant expenses over 30 days.
2)	Party B decorates or changes the structure of the leased real estate without permission of Party A or approval of relevant authority
3)	Party B uses the leased real estate for other purposes.
4)	Party B sublets the leased real estate to a third party, or shares the real estate with the third party.
5)	Party B uses the leased real estate for purposes in violation of the law
6)	Party B has suspended the business for more than three months.
7)	Party A terminates or alters the contract due to Party B’s violation of the contract.

Article 14 Upon expiration of the lease term agreed herein, if Party B intends to renew the lease, it shall propose the renewal to Party A two months prior to the expiration date of the lease. If both parties agree upon the renewal of the lease, they shall conclude a contract separately.

Upon expiration of the lease term agreed herein, if Party B intends not to renew the lease, it shall propose a written notification to Party A 2 months prior to the expiration date of the lease.

Under the same conditions, Party B shall enjoy priority for leasing.

Any agreement on amending of any content of this Contract reached by both parties during the lease term shall be in written.

Article 15 Any dispute arising out from this Contract shall be solved by both parties through consultation. If the dispute is not settled through intermediation, it shall be submitted to the people’s court.

Article 16 Any matter not covered herein shall be agreed upon separately by both parties in the amendment of this agreement. The contents in the amendment constitute a part of this agreement and shall have the same legal effect as this agreement after being signed by both parties.

Article 17 This Contract is made in quadruplicate, two for each party.

Party A (Signature & Seal): /s/ Hangzhou Focused Photonics Technology Park Limited

Party B (Signature & Seal): /s/ Hangzhou Forasen Technology Co., Ltd.